UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

October 1, 2012

Date of Report (Date of Earliest Event Reported)

3M COMPANY

(Exact name of registrant as specified in its charter)

Delaware

(State or Other Jurisdiction of Incorporation)

File No. 1-3285	41-0417775
(Commission File Number)	(I.R.S. Employer Identification No.)

3M Center, St. Paul, Minnesota	55144-1000
(Address of principal executive offices)	(Zip code)

(651) 733-1110

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☒           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events

On October 1, 2012, 3M Company (the “Company”) issued a press release announcing that it has entered into a definitive agreement to acquire Ceradyne, Inc. (“Ceradyne”) in a cash tender offer for $35.00 per share.  The Company’s press release announcing the agreement is attached as Exhibit 99.1 to this report and is incorporated herein by reference.

Additional Information

The tender offer described herein and in the exhibit hereto has not yet commenced.  This document and the exhibit hereto, and the description contained herein, are neither an offer to purchase nor a solicitation of an offer to sell shares of Ceradyne.  At the time the tender offer is commenced, the Company and its wholly owned subsidiary, Cyborg Acquisition Corporation, intend to file with the Securities and Exchange Commission (the “Commission”) a Tender Offer Statement on Schedule TO containing an offer to purchase, a form of letter of transmittal and other documents relating to the tender offer and Ceradyne intends to file a Solicitation/Recommendation Statement on Schedule 14D-9 with respect to the tender offer.  The Company, Cyborg Acquisition Corporation and Ceradyne intend to mail these documents to the stockholders of Ceradyne.  These documents will contain important information about the tender offer and stockholders of Ceradyne are urged to read them carefully when they become available. Stockholders of Ceradyne will be able to obtain a free copy of these documents (when they become available) and other documents filed by Ceradyne, the Company or Cyborg Acquisition Corporation with the Commission at the website maintained by the Commission at www.sec.gov.  In addition, stockholders will be able to obtain a free copy of these documents (when they become available) from the information agent named in the offer to purchase or from the Company.

Forward-Looking Statements

This document and the exhibit hereto contain forward-looking statements about the Company’s and Ceradyne’s financial results and estimates and/or business prospects that involve substantial risks and uncertainties. You can identify these statements by the use of words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “will,” “target,” “forecast,” “future,” “opportunity,” “accelerate” and other words and terms of similar meaning in connection with any discussion of future operating or financial performance or business plans or prospects. Such statements are qualified by the inherent risks and uncertainties surrounding future expectations generally, and also may materially differ from actual future experience involving any one or more of such statements. Such risks and uncertainties include: uncertainties as to the timing of the tender offer and merger; uncertainties as to how many Ceradyne stockholders will tender their shares of Ceradyne stock in the tender offer; the risk that competing offers will be made; the possibility that various closing conditions for the transaction may not be satisfied or waived, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the transaction; any conditions imposed by governmental or regulatory authorities in connection with consummation of the tender offer and the merger; satisfaction of various other conditions to the completion of the tender offer and the merger contemplated by the merger agreement; the possibility that expected benefits may not materialize as expected; and other risk factors as set forth from time to time in the Company’s and Ceradyne’s filings with the SEC. The factors that could cause actual results to differ materially include the following: (1) worldwide economic and capital markets conditions and other factors beyond the Company’s or Ceradyne’s control, including natural and other disasters affecting the operations of the Company, Ceradyne or their respective customers and suppliers; (2) the Company’s credit ratings and its cost of capital; (3) competitive conditions and customer preferences; (4) foreign currency exchange rates and fluctuations in those rates; (5) the timing and market acceptance of new product offerings; (6) the availability and cost of purchased components, compounds, raw materials and energy (including oil and natural gas and their derivatives) due to shortages, increased demand or supply interruptions (including those caused by natural and other disasters and other events); (7) the impact of acquisitions, strategic alliances, divestitures, and other unusual events resulting from portfolio management actions and other evolving business strategies, and possible organizational restructuring; (8) generating fewer productivity improvements than estimated; (9) security breaches and other disruptions to the Company’s information technology infrastructure; and (10) legal proceedings, including significant developments that could occur in the legal and regulatory proceedings described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011 and its subsequent quarterly reports on Form 10-Q (the “the Company Reports”). Changes in such assumptions or factors could produce significantly different results. A further description of these factors is located in the Company Reports under “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Quantitative and Qualitative Disclosures About Market Risk” in Part I, Item 1A and Part II, Items 7 and 7A (Annual Report) and in Part I, Items 2 and 3 and Part II, Item 1A (Quarterly Report) and in Part I, Item 1A of Ceradyne’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011 under “Risk Factors.” The information contained herein is as of the date indicated.  The Company and Ceradyne assume no obligation to update any forward-looking statements contained herein as a result of new information or future events or developments.

Item 9.01.  Financial Statements and Exhibits.

Exhibit Number	Description
99.1	Joint press release issued by 3M Company and Ceradyne, Inc., dated October 1, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

3M COMPANY

Date: October 1, 2012	By:	/s/ Gregg M. Larson
Gregg M. Larson,
Deputy General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description
99.1	Joint press release issued by 3M Company and Ceradyne, Inc., dated October 1, 2012